Exhibit 21

Subsidiaries of Zimmer Biomet Holdings, Inc.

As of December 31, 2025

Name of Subsidiary[1]	Jurisdiction of Formation
Domestic subsidiaries:
A&E Medical Corp.	New Jersey
Alto Development Corp.	New Jersey
Avitus Orthopaedics, Inc.	Delaware
Biomet Biologics, LLC	Indiana
Biomet CV Holdings, LLC	Delaware
Biomet Fair Lawn LLC	Indiana
Biomet International, Inc.	Delaware
Biomet Manufacturing, LLC	Indiana
Biomet Microfixation, LLC	Florida
dba Zimmer Biomet CMF and Thoracic
Biomet Orthopedics, LLC	Indiana
Biomet Sports Medicine, LLC	Indiana
dba Biomet Sports Medicine Limited Liability Company (Forced)
Biomet Trauma, LLC	Indiana
Biomet U.S. Reconstruction, LLC	Indiana
Biomet, Inc.	Indiana
dba Zimmer Biomet
Cayenne Medical, Inc.	Delaware
CD Diagnostics, Inc.	Delaware
CD Laboratories, Inc.	Maryland
Citra Labs, LLC	Indiana
dba Biomet Citra Labs, LLC (Forced)
Dornoch Medical Systems, Inc.	Illinois
Embody, Inc.	Virginia
ETEX Corporation	Massachusetts
dba Zimmer ETEX
dba Zimmer Biomet ETEX
ETEX Holdings, Inc.	Delaware
dba Zimmer ETEX
dba Zimmer Biomet ETEX
Interpore Cross International, LLC	California
dba Zimmer Biomet Irvine
LVB Acquisition, Inc.	Delaware
Medtech Surgical, Inc.	Delaware
Monogram Technologies Inc.	Delaware
OrthoGrid Systems, Inc.	Delaware
Paragon 28, Inc.	Delaware
ReLign Corporation	Delaware
ZB Manufacturing, LLC	Delaware
Zimmer Biomet CMFT Holdings, LLC	Delaware
Zimmer Biomet Contract Solutions, LLC	Delaware
dba ZTECH
dba ZTECH LLC
Zimmer Biomet Integrations LLC	Delaware
Zimmer Biomet Leasing LLC	Delaware
Zimmer Caribe, LLC	Delaware
Zimmer Co-op Holdings, LLC	Delaware
Zimmer CV, Inc.	Delaware
Zimmer Knee Creations, Inc.	Delaware
Zimmer Orthobiologics, Inc.	New Jersey

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Production, Inc.	Delaware
Zimmer Surgical, Inc.	Delaware
Zimmer Trabecular Metal Technology, Inc.	New Jersey
Zimmer US, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Bay Area
dba Zimmer Biomet Mid-Atlantic
dba Zimmer Biomet North Texas
dba Zimmer Biomet Southern California
dba Zimmer US Cooperative
dba Compression Therapy Concepts
dba CTC Inc.
Zimmer, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Corporate Services (Forced)
dba Z Hotel
dba CD Diagnostics
dba CD Laboratories

Foreign subsidiaries:
Biomet Argentina SA	Argentina
Paragon 28 Australia PTY LTD	Australia
Zimmer Australia Holding Pty. Ltd.	Australia
Zimmer Biomet Pty. Ltd.	Australia
Zimmer Biomet Austria GmbH	Austria
Zimmer Biomet Finance Srl	Barbados
Zimmer Biomet BV	Belgium
WM World Medical Importacao e Exportacao Ltda.	Brazil
Zimmer Biomet Brasil Ltda.	Brazil
ORTHOsoft ULC	Canada
dba Zimmer CAS
Zimmer Biomet Canada, Inc.	Canada
ZB Cayman (Asia) Holding Ltd.	Cayman Islands
Biomet Chile SA	Chile
Beijing Montagne Medical Device Co., Ltd.	China
Biomet China Co., Ltd.	China
Changzhou Biomet Medical Devices Co., Ltd.	China
Shanghai Biomet Business Consulting Co., Ltd.	China
Zhejiang Biomet Medical Products Co., Ltd.	China
Zimmer Biomet CBT	China
Zimmer (Shanghai) Medical International Trading Co., Ltd.	China
Zimmer (Shanghai) Medical International Trading Co., Ltd. - Beijing Branch (branch)	China
Zimmer Biomet Colombia SAS	Colombia
3-102-910623 Sociedad de Responsabilidad Limitada	Costa Rica
Zimmer Biomet Centroamerica SA	Costa Rica
Zimmer Czech sro	Czech Republic
Zimmer Biomet Denmark ApS	Denmark
Disior Oy	Finland
Zimmer Biomet Finland Oy	Finland
Biomet France Sarl	France
Medtech SAS	France
Neosteo SAS	France
OrthoGrid Systems SAS	France
V.I.M.S. VIDEO INTERVENTIONNELLE MEDICALE SCIENTIFIQUE SA	France

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Biomet France SAS	France
Zimmer Biomet France Holdings SAS	France
Biomet Deutschland GmbH	Germany
Paragon 28 DE GmbH	Germany
Zimmer Biomet Healthcare Management GmbH	Germany
Zimmer Biomet Deutschland GmbH	Germany
Zimmer Germany Holdings GmbH	Germany
Zimmer International Logistics GmbH	Germany
Zimmer Biomet Hellas SA	Greece
Biomet Hong Kong Holding Ltd.	Hong Kong
ZB Hong Kong Holding Ltd.	Hong Kong
ZB Hong Kong Ltd.	Hong Kong
Zimmer Asia (HK) Ltd.	Hong Kong
Zimmer India Private Ltd.	India
Paragon 28 Medical Devices Trading Limited	Ireland
Zimmer Biomet Ireland Holdings Limited	Ireland
Zimmer Biomet Ireland Limited	Ireland
Zimmer Orthopedics Manufacturing Limited	Ireland
Zimmer Biomet Medical Israel Ltd.	Israel
Paragon 28 Italia SRL	Italy
Zimmer Biomet Italia Srl	Italy
Paragon 28 Japan K.K.	Japan
Zimmer Biomet G.K.	Japan
Zimmer Biomet Korea Ltd.	Korea
Zimmer GmbH Representative Office Lebanon (branch)	Lebanon
Zimmer Biomet OUS Holdings GmbH	Liechtenstein
Zimmer Luxembourg Sarl	Luxembourg
Zimmer Luxembourg II Sarl	Luxembourg
Zimmer Medical Malaysia SDN BHD	Malaysia
Biomet Mexico S.A. de C.V.	Mexico
Representaciones Zimmer Inc., S. de R.L. de C.V.	Mexico
Biomet C.V.	Netherlands
Biomet Global Supply Chain Center B.V.	Netherlands
Biomet Holdings B.V.	Netherlands
ZB COOP C.V.	Netherlands
Zimmer Biomet Asia Holding B.V.	Netherlands
Zimmer Biomet Nederland B.V.	Netherlands
Zimmer Manufacturing B.V.	Netherlands
OSSIS Corporation	New Zealand
Zimmer Biomet New Zealand Company	New Zealand
Zimmer Biomet NZ Holdings Corporation	New Zealand
Zimmer Biomet Norway AS	Norway
Zimmer Biomet Polska Sp. z.o.o	Poland
Zimmer Biomet Portugal, Unipessoal Lda	Portugal
Zimmer Manufacturing B.V. (Puerto Rico Branch)	Puerto Rico
Zimmer Biomet Romania S.R.L.	Romania
Zimmer CIS Ltd.	Russia
Zimmer Biomet Asel Alarabiya Limited Company	Saudi Arabia
Zimmer GmbH, Zimmer Biomet Regional Headquarters (branch)	Saudi Arabia
Zimmer Biomet Asia Holdings Pte. Ltd.	Singapore
Zimmer Pte. Ltd.	Singapore
Zimmer Slovakia sro	Slovakia
Paragon 28 Medical Devices Trading Limited, Cape Town Branch (branch)	South Africa
Zimmer Biomet South Africa (Pty) Ltd.	South Africa

Name of Subsidiary[1]	Jurisdiction of Formation
Biomet Spain Orthopaedics S.L.U.	Spain
Zimmer Biomet Spain S.L.U.	Spain
Zimmer Biomet Sweden AB	Sweden
Zimmer Biomet Global Holdings Switzerland GmbH	Switzerland
Zimmer Biomet OUS Holdings 1 GmbH	Switzerland
Zimmer GmbH	Switzerland
Zimmer GmbH, Euro IP Branch (branch)	Switzerland
Zimmer GmbH, Distribution (branch)	Switzerland
Zimmer GmbH, Zug Branch (branch)	Switzerland
Zimmer Surgical SA	Switzerland
Zimmer Switzerland Holdings LLC	Switzerland
Zimmer Switzerland Manufacturing GmbH	Switzerland
Zimmer Biomet Taiwan Co., Ltd.	Taiwan
Zimmer Biomet (Thailand) Co., Ltd.	Thailand
Zimmer Biomet Tibbi Cihazlar Sanayi ve Ticaret Anonim Sirketi	Turkey
Zimmer Gulf FZ LLC	United Arab Emirates
Biomet UK Ltd.	United Kingdom
Biomet UK Healthcare Limited	United Kingdom
Paragon 28 UK, LTD	United Kingdom
ZB EMEA Finance UK 1 Ltd.	United Kingdom
ZB UK Group Holdings Limited	United Kingdom
ZB UK Plant Holdings Limited	United Kingdom
Zimmer Biomet UK Limited	United Kingdom
Zimmer Trustee Limited	United Kingdom
Zimmer Pte. Ltd., The Representative Office of Zimmer Pte. Ltd. in Hanoi City (branch)	Vietnam

1 Excludes certain entities that have de minimis activity or are in the process of being liquidated or dissolved and that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.